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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Borror Corporation on Form S-8 (File No. 0-23270) of our report dated February 7, 1997 except for note 9 which is March 18, 1997, on our audits of the financial statements of Borror Corporation as of December 31, 1996, and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.








                                                       Coopers & Lybrand L.L.P.

Columbus, Ohio
March 18, 1997